Exhibit 99.1

Financial Statements

F-1

Independent Auditor’s Report

To the Shareholders of Range Environmental Resources, Inc.

Opinion

We have audited the financial statements of Range Environmental Resources, Inc., which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Range Environmental Resources, Inc. as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Range Environmental Resources, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Range Environmental Resources, Inc.’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Range Environmental Resources, Inc.’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Range Environmental Resources, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Meaden & Moore, Ltd.

Cleveland, Ohio

September 14, 2022

F-2

RANGE ENVIRONMENTAL RESOURCES, INC.

BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets

Current Assets
Cash and cash equivalents	$85,373	$121,396
Accounts receivable	835,966	154,328
Total current assets	921,339	275,724
Property and equipment, net of accumulated depreciation	374,153	333,255
Total Assets	$1,295,492	$608,979

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued liabilities	$94,782	$22,652
Current portion of long-term debt	49,204	31,236
Total current liabilities	143,986	53,888
Long term debt, net of current portion	161,020	125,870
Notes payable	268,250	199,390
Total long-term liabilities	429,270	325,260
Total liabilities	573,256	379,148

Stockholders’ Equity
Common stock, par value $0.001 per share; 2 shares authorized; 2 shares issued and outstanding, respectively	1	1
Retained earnings	722,235	229,830
Total stockholders’ equity	722,236	229,831
Total Liabilities and Stockholders’ Equity	$1,295,492	$608,979

The accompanying notes are an integral part of these financial statements.

F-3

RANGE ENVIRONMENTAL RESOURCES, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2021	Year Ended December 31, 2020

Revenues	$2,484,207	$1,862,979
Cost of services	(1,159,650)	(1,464,632)
Gross Profit	1,324,557	398,347

Operating Expenses:
General and administrative	560,458	318,986
Total operating expenses	560,458	318,986

Income from operations	764,099	79,361

Other income (expense):
Gain on PPP loan forgiveness	46,200	-
Other income (expense)	(15,334)	(9,751)
Total other income (expense)	30,866	(9,751)

Net income	$794,965	$69,610

The accompanying notes are an integral part of these financial statements.

F-4

RANGE ENVIRONMENTAL RESOURCES, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2021 AND DECEMBER 31, 2020

	Common Stock		Retained
	Shares	Amount	Earnings	Total
Balance, December 31, 2019	2	$1	$382,730	$382,731

Shareholder distributions	-	-	(222,510)	(222,510)
Net Income	-	-	69,610	69,610

Balance, December 31, 2020	2	1	229,830	229,831

Shareholder distributions	-	-	(302,560)	(302,560)
Net Income	-	-	794,965	794,965

Balance, December 31, 2021	2	$1	$722,235	$722,236

The accompanying notes are an integral part of these financial statements.

F-5

RANGE ENVIRONMENTAL RESOURCES, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2021	Year Ended December 31, 2020
Cash flows from operating activities:
Net income	$794,965	$69,610

Adjustments to reconcile income from operations to net cash used in operating activities:

Gain on extinguishment of liabilities	(46,200)	-
Depreciation	76,166	60,623
Changes in operating assets and liabilities:
Accounts receivable	(681,638)	137,976
Interest accrued but not paid	5,625	3,190
Accounts payable and accrued liabilities	72,130	(139,395)
Net cash provided by operating activities	221,048	132,004

Cash used in investing activities:

Equipment purchases	(117,064)	(101,077)
Net cash used in investing activities	(117,064)	(101,077)

Cash provided by financing activities:
Proceeds from long-term debt	90,840	43,132
Payments on long-term debt	(37,722)	(34,080)
Shareholder distributions	(302,560)	(222,510)
EIDL loan	-	150,000
PPP loans	109,435	46,200
Net cash used in financing activities	(140,007)	(17,258)

Net increase (decrease) in cash and cash equivalents	(36,023)	13,669
Cash and cash equivalents - beginning of period	121,396	107,727

Cash and cash equivalents - end of period	$85,373	$121,396

Supplemental non-cash transactions:
Forgiveness of PPP loan	$46,200	$-
Fixed assets purchased with debt	$90,840	$43,132

The accompanying notes are an integral part of these financial statements.

F-6

RANGE ENVIRONMENTAL RESOURCES, INC.

NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2021 AND DECEMBER 31, 2020

1. BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Range Environmental Resources, Inc. (the “Company”, “we”, “us” and “our”) was incorporated in the State of West Virginia on January 18, 2019. The Company provides land reclamation, water restoration and environmental consulting services to mining and non-mining customers throughout the Appalachian region. The Company’s land reclamation services seek to return land to pre-mining conditions or repurpose the land for natural, commercial, agricultural or recreational use. The Company’s water restoration services seek to improve rivers, streams and discharges through novel and innovative treatment applications to help customers meet their various regulatory standards and requirements. The Company also provides environmental consulting services to customers typically in connection with land reclamation and water restoration projects. As an additional value-add service, the Company sells water treatment chemicals manufactured by third parties to its customers.

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Revenue Recognition

The Company applies the following standards and recognizes revenue when (1) services have been provided pursuant to an agreed-upon equipment and labor hourly rate sheet or a fixed amount for a project, (2) products have been shipped to and accepted by the customer, and (3) amounts are reasonably assured of collection, including the consideration of the customer’s ability and intention to pay when the amount is due. The Company primarily invoices customers and recognizes revenue on a periodic basis for equipment and labor hours provided to a customer on a particular job based on an agreed-upon hourly rate sheet or a fixed amount for a project. The Company also invoices customers and recognizes revenue for equipment mobilization fees and materials and supplies required to complete a project. The Company invoices for the sales of chemicals and recognizes revenue when the products are delivered to the customer’s designated site. Costs for equipment, labor and chemicals are generally expensed as incurred since the projects are generally short-term and not subject to a contract.

The Company’s performance obligations are satisfied at the point in time when the services are performed or when products are received by the customer, which is when the customer has title and the significant risks and rewards of ownership.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. From time to time, the Company’s cash account balances exceed the balances covered by the Federal Deposit Insurance System. The Company has never suffered a loss due to such excess balances.

F-7

Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect from the balances outstanding at year end. Based on management’s assessment, it has concluded that losses on balances outstanding at year end will be immaterial and, therefore, no allowances were recorded in 2021 or 2020.

Property and Equipment

Equipment is carried at cost. Expenditures for maintenance and repairs are charged to cost of services. Additions and betterments are capitalized. The cost and related accumulated depreciation of equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is reflected in the current year’s earnings.

	December 31, 2021	December 31, 2020

Equipment	$374,153	$333,255
Depreciation expense	$76,166	$60,623

The Company provides for depreciation of equipment using the straight-line method for both financial reporting and federal income tax purposes over the estimated six year useful lives of the equipment.

The Company assesses the recoverability of its property, plant, and equipment by determining whether the depreciation of the assets over their remaining lives can be recovered through projected future cash flows generated by the assets. There were no assets identified for impairment.

Fair Value of Financial Instruments

FASB ASC 825, “Financial Instruments” requires that the Company disclose estimated fair values of financial instruments. Financial instruments held by the Company include, among others, accounts receivable, accounts payable and long-term debt. The carrying amounts reported in the balance sheets for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Leases

FASB 842 will require the Company to determine whether a contract is, or contains, a lease at inception. Right-of-use assets represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at lease commencement based upon the estimated present value of unpaid lease payments over the lease term. The Company uses its incremental borrowing rate based on the information available at lease commencement in determining the present value of unpaid lease payments. The standard is effective for fiscal years beginning after December 15, 2021.

Subsequent Events

Management evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements. Subsequent events have been evaluated through September 14, 2022, which is the date the financial statements were available to be issued.

F-8

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning April 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

2. NOTES PAYABLE

The Company was granted two loans (the “PPP loans”) from United Bank for $46,200 on April 12, 2020, and for $109,435 on March 9, 2021, pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act.

The PPP loans mature on April 12, 2022, and March 9, 2023, respectively, and each bears interest at a rate of 1% per annum, with the first six months of interest deferred.

On July 13, 2021, and August 19, 2022, respectively, the Company received notice that the SBA had reviewed the forgiveness application of the Company’s PPP loans and provided forgiveness of the entire principal of the PPP loans plus accrued interest, and the Company recognized a gain on extinguishment of the PPP loan of $46,200 during the year ended December 31, 2021.

On June 17, 2020. The Company was granted an SBA Disaster Loan. The SBA Disaster Loan in the amount of $150,000, matures on June 17, 2050, and bears interest at a rate of 3.75% per annum.

3. LONG-TERM DEBT OBLIGATIONS

Long-term debt consists of debt on vehicles and equipment, which serves as the collateral. Interest rates range from 3.69% to 8.99% for 2021 and range from 3.69% to 7.13% for 2020. The debt matures from 2022 through 2027.

4. MAJOR CUSTOMER AND CONCENTRATION OF CREDIT RISK

Sales to the Company’s two largest customers were 99% of total sales for both 2021 and 2020.

Accounts receivable from the same two customers were 97% (2021) and 100% (2020), respectively, of total accounts receivable.

5. INCOME TAXES

As an “S” Corporation, the Company passes through its taxable income to its shareholders each year as earned, and thus pays no corporate income tax itself.

6. SUBSEQUENT EVENTS

On May 11, 2022, the Company entered into a Share Purchase Agreement by and among the Company, Malachite Innovations, Inc. (“Malachite”), Daedalus Ecosciences, Inc., a wholly-owned subsidiary of Malachite (“Daedalus Ecosciences”), Range Natural Resources, Inc., a West Virginia corporation formed in May 2022 (“Range Natural Resources”), and the shareholders of the Company (the “Share Purchase Agreement”), under which Malachite issued a total of 10,000,000 shares of Malachite’s common stock to Mr. Starks and Mr. Justice and Daedalus Ecosciences paid cash consideration in an amount equal to $1,000,000 to the shareholders for 80% of the outstanding common stock of each of the Company and Range Natural Resources.

Subsequent to May 11, 2022, a dispute arose between Malachite and one of the shareholders related to certain representations made by the shareholder in the Share Purchase Agreement. On July 12, 2022, Malachite entered into a Separation Agreement, by and among Malachite, Daedalus Ecosciences, Range Environmental Resources, Range Natural Resources, the shareholder and his wife (the “Separation Agreement”). Under the terms of the Separation Agreement, the shareholder: a) acknowledged that his employment with the Company and Range Natural Resources was terminated for cause effective June 30, 2022; b) returned the 5,000,000 shares of Malachite’s common stock that had been issued to him under the terms of the Share Purchase Agreement; c) transferred his 10% interest in each of the Company and Range Natural Resources to Daedalus Ecosciences; and d) paid Daedalus Ecosciences the sum of $250,000.

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